AARON'S, INC.
ATTN: STEPHANIE MIDDLETON
400 GALLERIA PARKWAY, SE
SUITE 300
ATLANTA, GA 30339

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D17002-P41095	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AARON'S, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Kelly H. Barrett	☐	☐	☐
	1b.	Kathy T. Betty	☐	☐	☐
	1c.	Douglas C. Curling	☐	☐	☐
	1d.	Cynthia N. Day	☐	☐	☐
	1e.	Curtis L. Doman	☐	☐	☐
	1f.	Walter G. Ehmer	☐	☐	☐
	1g.	Hubert L. Harris, Jr.	☐	☐	☐
	1h.	John W. Robinson III	☐	☐	☐
	1i.	Ray M. Robinson	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2.	Approval of a non-binding advisory resolution to approve the Company's executive compensation.	☐	☐	☐
3.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2020.	☐	☐	☐
4.	Effecting a Holding Company Formation and, in connection therewith, Approval of the Agreement and Plan of Merger, by and among Aaron's, Inc., Aaron's Holdings Company, Inc. and Aaron's Merger Sub, Inc.
		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTE: Although it is our current intention to allow shareholders to participate in the Annual Meeting in-person, we are monitoring developments relating to the novel coronavirus, or COVID-19, outbreak. We are sensitive to the in-person meeting and travel concerns of our shareholders in these uncertain times. As a result, we may decide to allow shareholders to participate in the Annual Meeting by remote communication, or we may decide to hold the Annual Meeting entirely via remote communication. If we decide that either of these options is necessary or advisable, we will communicate this decision and related instructions in a press release and in the investor relations section of our website, www.aarons.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D17003-P41095

AARON'S INC.
Annual Meeting of Shareholders
June 18, 2020 9:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John W. Robinson III, Steven A. Michaels and Robert W. Kamerschen, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AARON'S, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 9:00 AM, EDT on June 18, 2020, at the law offices of King & Spalding LLP, 17th Floor, 1180 Peachtree Street NE, Atlanta, Georgia 30309, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this card is signed and returned without voting instructions, you will be deemed to have instructed the proxies to vote your shares in accordance with the recommendations of the Company’s Board of Directors.

Participants in any retirement plan of Aaron’s, Inc. may vote their proportionate share of Company common stock held in the plan by signing and returning this card, or by voting electronically or by telephone. By doing so, you are instructing the trustee to vote all of your shares at the meeting, and at any and all adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side of this proxy. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote your shares in accordance with the recommendations of the Company’s Board of Directors listed above. If this card is not returned (and your shares are not otherwise voted electronically or by telephone) or if this card is returned unsigned, your shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side